Exhibit 19

just deleteCAMBIUM NETWORKS

Insider Trading Policy

(Adopted by the Board of Directors effective as of June 25, 2019)

1.
Introduction/Overview

This Insider Trading Policy (the “Policy”) provides guidelines to employees, officers and directors of Cambium Networks Corporation, and its affiliates and subsidiaries (collectively “Cambium Networks” or the “Company”) with respect to transactions in Cambium Networks’ securities. Cambium Networks has adopted this policy and the procedures set forth herein to help prevent improper insider trading and to assist the Company’s employees, officers and directors in complying with their obligations under the United States federal securities laws.

2.
Scope of Policy

This Policy applies to all transactions in the Company’s securities, including ordinary shares, restricted ordinary shares, restricted share units, options and warrants to purchase ordinary shares and any other debt or equity securities the Company may issue from time to time, such as bonds, preferred shares and convertible debentures, as well as to derivative securities relating to the Company’s securities, whether or not issued by the Company, such as exchange-traded options. It applies to all employees, officers and directors of the Company and members of their immediate families who reside with them or anyone else who lives in their household and family members who live elsewhere but whose transactions in Company securities are directed by such employees, officers and directors or subject to their influence and control (collectively referred to as “Related Persons,” as defined below). This Policy also imposes specific black-out period and pre-clearance procedures on officers, directors and certain other designated employees who receive or have access to Material Nonpublic Information (as defined below) regarding the Company and/or are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

3.
Statement of Policy

No member of the Board of Directors, officer or other employee of Cambium Networks who is aware of Material Nonpublic Information (as defined below) regarding Cambium Networks may, directly or through a Related Person, (a) purchase or sell Cambium Networks securities, (b) gift Cambium Networks securities, (c) engage in any other action to take advantage of that information or (d) provide that information to others outside Cambium Networks, including family and friends. In addition, this policy is applicable to all Material Nonpublic Information relating to any other company with publicly-traded securities obtained in the course of employment by or association with Cambium Networks. If employees are aware of Material Nonpublic Information, they must forego a transaction in Cambium Networks securities or the securities of another company even if:

•
the transaction was planned before learning of the Material Nonpublic Information,
•
money or a potential profit may be lost by not completing the transaction, or
•
the transaction may be necessary or seem justifiable for independent reasons (including a need to raise money for a personal financial reason). Anyone scrutinizing transactions will be doing so after the fact, with the benefit of hindsight. As a result, before engaging in any

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transaction, employees should carefully consider how their transaction may be construed by enforcement authorities and others in hindsight.
4.
Prohibition on Improper Insider Trading

4.1. Trading on Material Nonpublic Information.

4.1.1 Company Information. No employee, officer or director of the Company and its subsidiaries and no Related Person of any such person, shall engage in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell (other than pursuant to a trading plan that complies with Securities and Exchange Commission (the “SEC”) Rule 10b5-1 and the policy, and is pre-cleared by the General Counsel), during any period commencing with the date that he or she possesses Material Nonpublic Information concerning the Company and ending at the close of business on the first Trading Day (as defined below) following the date of public disclosure of that information, or at such time as such nonpublic information is no longer material as determined by the Company. As used in this Policy, the term “Trading Day” shall mean a day on which national stock exchanges are open for trading. If, for example, the Company were to make an announcement on a Monday, Designated Insiders (as defined below) shall not trade in the Company’s securities until Wednesday.

4.1.2 Information About Third Parties. If employees obtain Material Nonpublic Information concerning a supplier, a potential supplier or another company doing or contemplating doing business with the Company, the law considers that individual to be an insider of that company and, therefore, he/she may not purchase or sell such company’s securities or make trading recommendations to others. If he/she does, he/she may be subject to all the penalties for insider trading previously described. Employees must also always remember that information which may not be material to Cambium Networks may be material to a supplier or another company. This insider trading policy is in addition to existing conflict of interest policies prohibiting or restricting employees investing in the Company’s suppliers, potential suppliers, and business partners.

4.2. Tipping.

Insiders may be liable for communicating or tipping Material Nonpublic Information to any third party (“Tippee,” as defined below), not limited to just Related Persons. Further, insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on Material Nonpublic Information tipped to them and individuals who trade on Material Nonpublic Information which has been misappropriated. Tippees inherit an insider’s duties and are liable for trading on Material Nonpublic Information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an insider. Tippees can obtain Material Nonpublic Information by receiving overt tips from others or through, among other things, conversations at social, business or other gatherings.

4.3. Confidentiality of Nonpublic Information.

Maintaining the confidentiality of the Company’s information is essential for competitive, security, and other business reasons, as well as to comply with securities laws. Employees should treat all

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information they learn about Cambium Networks or its business plans in connection with their employment as confidential and proprietary to Cambium Networks. Inadvertent disclosure of confidential information or nonpublic information may expose Cambium Networks and its employees to significant risk of investigation and litigation. The timing and nature of Cambium Networks’ disclosure of material information to outsiders is subject to legal rules, the breach of which could result in substantial liability to employees, Cambium Networks, and its management. Accordingly, it is important that responses to inquiries about Cambium Networks by the press, investment analysts or others in the financial community be made on Cambium Networks’ behalf only through authorized individuals and consistent with the Cambium Networks Regulation FD Policy and other policies.

5.
Mandatory Trading Guidelines

5.1. Trading Blackout Periods.

To ensure compliance with this Policy and applicable federal securities laws, and to avoid even the appearance of trading on the basis of inside information, Cambium Networks requires that officers, directors, and all employees designated by Cambium Networks as subject to the Blackout Period (as defined below) prohibitions because of their access to Cambium Networks’ internal financial statements or other Material Nonpublic Information regarding Cambium Networks’ performance during annual and quarterly fiscal periods (collectively, “Designated Insiders,” as defined below) and Related Persons of the foregoing, refrain from conducting transactions involving the purchase or sale of Cambium Networks’ securities during the Blackout Periods established below. Each of the following periods will constitute a “Blackout Period” (as defined below):

The period commencing on the closest Monday to the 15th day of the last month of each of the fiscal quarters (i.e. March 15, June 15, September 15, and December 15) and, in each case, ending at the close of business 24 hours following the date of public disclosure of the financial results for such fiscal quarter. If such public disclosure occurs on a Trading Day before the markets close, then that day shall be considered the first Trading Day. If such public disclosure occurs after the markets close on a Trading Day, then the date of public disclosure shall not be considered the first Trading Day following the date of public disclosure.

In addition to the Blackout Periods described above, Cambium Networks may announce “special” Blackout Periods from time to time. Typically, this will occur when there are nonpublic developments that would be considered material for insider trading law purposes, such as, among other things, developments relating to regulatory proceedings or a major corporate transaction. Depending on the circumstances, a “special” Blackout Period may apply to all Designated Insiders or only a specific group of Designated Insiders. The General Counsel will provide written notice to Designated Insiders subject to a “special” Blackout Period. Any person made aware of the existence of a “special” Blackout Period should not disclose the existence of such “special” Blackout Period to any other person. The failure of Cambium Networks to designate a person as being subject to a “special” Blackout Period will not relieve that person of the obligation not to trade while aware of Material Nonpublic Information. As used in this Policy, the term “Blackout Period” shall mean all periodic Blackout Periods and all “special” Blackout Periods announced by Cambium Networks.

The purpose behind the Blackout Period is to help establish a diligent effort to avoid any improper transactions. Trading in Cambium Networks’ securities outside a Blackout Period should not be considered

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a “safe harbor”, and all employees, officers and directors and other persons subject to this Policy should use good judgment at all times. Even outside a Blackout Period, any person possessing Material Nonpublic Information concerning Cambium Networks should not engage in any transactions in Cambium Networks’ securities until such information has been known publicly for at least two Trading Days after the date of announcement. Although Cambium Networks may from time to time impose special Blackout Periods, because of developments known to Cambium Networks and not yet disclosed to the public, each person is individually responsible at all times for compliance with the prohibitions against insider trading.

5.2. Pre-clearance of Trades.

Cambium Networks has determined that all executive officers, directors, any Designated Insiders identified by the General Counsel, and their Related Persons must refrain from trading in Cambium Networks’ securities, without first complying with Cambium Networks’ “pre-clearance” process. Each executive officer, director or Designated Insider must contact Cambium Networks’ General Counsel not less than two (2) business days prior to commencing any trade in Cambium Networks’ securities. This pre-clearance requirement applies to any transaction or transfer involving Cambium Networks’ securities, including a share plan transaction such as an option exercise, or a gift, transfer to a trust or any other transfer.

The General Counsel must pre-clear each proposed trade or transfer. The General Counsel is not under any obligation to approve a trade submitted for pre-clearance, and may determine not to permit a trade. To facilitate the process, the Company has prepared a pre-clearance form, attached hereto as Exhibit A, to be completed and provided to the General Counsel. The General Counsel will assist with the approval process. No trade or transfer may be effected until the requesting employee, officer or director has received the approved Pre-Clearance Request Form, even if two (2) business days have passed since the Pre-Clearance Request Form was submitted. Any transaction approved hereunder must be completed by the earlier of (i) five business days following approval or (ii) the beginning of the next Blackout Period.

5.3.
Rule 10b5-1

Pursuant to SEC Rule 10b5-1 and Cambium Networks policies, employees will be permitted to trade in securities outside of a permitted trading period pursuant to a securities trading plan in accordance with the following:

5.3.1 The employee must adopt a binding, good faith contract for trading securities with another person (who does not have Material Nonpublic Information) to execute trades for the employee’s account;

5.3.1 The contract must be in the form of a written plan (the “Plan”) for trading securities, which is:

(i)
Adopted during an open window period,
(ii)
Adopted when the individual is not in possession of Material Nonpublic Information, and
(iii)
Approved by the Cambium General Counsel, prior to any trades under that plan being executed.

5.3.3 The Plan must specify the dates, prices, and amounts of securities to be sold and cannot be modified during the specified execution period, i.e., the individual is not permitted to exercise

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any subsequent influence over how, when or whether to effect purchases or sales. The Company may require any Plan to include a “cooling off” period prior to the commencement of trading under such Plan.

5.4. Publicly Traded Options.

A transaction in options is, in effect, a bet on the short-term movement of the Company’s ordinary shares and therefore creates the appearance that the employee, officer or director is trading based on inside information. Transactions in options also may focus the trader’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging or Monetization Transactions.”

5.5. Hedging or Monetization Transactions.

Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an employee, officer or director to lock in much of the value of his or her shareholdings, often in exchange for all or part of the potential for upside appreciation in the ordinary shares. These transactions would allow an employee, officer or director to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, their interests and the interests of the Company and its shareholders may be misaligned and may signal a message to the trading market that may not be in the best interests of the Company and its shareholders at the time it is conveyed. Accordingly, hedging transactions and all other similar forms of monetization transactions are prohibited.

5.6. Margin Accounts and Pledges.

Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. A margin sale or foreclosure sale may occur at a time when the pledgor is aware of Material Nonpublic Information or otherwise is not permitted to trade in Company securities pursuant to Blackout Period restrictions. Thus, employees, officers and directors are prohibited from pledging Company securities as collateral for a loan. Additionally, ordinary shares of the Company may not be held in a margin account.

5.7. Post-Termination Transactions.

This Policy continues to apply to transactions in Company securities even after an employee, officer or director has resigned or terminated employment. If the person who resigns or separates from the Company is in possession of Material Nonpublic Information at that time, he or she may not trade in Company securities until that information has become public or is no longer material.

5.8. Communications with the Public.

We are subject to the SEC’s Regulation FD and must avoid selective disclosure of Material Nonpublic Information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its

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release. Pursuant to Company policy, only the executive officers who have been authorized to engage in communications with the public may disclose information to the public regarding the Company and its business activities and financial affairs. The public includes, without limitation, research analysts, portfolio managers, financial and business reporters, news media and investors. In addition, because of the risks associated with the exchange of information through such communications media, employees are strictly prohibited from posting or responding to messages containing information regarding the Company on Internet “bulletin boards,” Internet “chat rooms” or in similar online forums. Employees who inadvertently disclose any Material Nonpublic Information must immediately advise the General Counsel so the Company can assess its obligations under Regulation FD and other applicable securities laws. For further information please refer to the Company’s Statement of Policy Regarding the Disclosure of Company Information.

5.9. Section 16 Liability - Directors and Officers

Certain officers and all directors of the Company must also comply with the reporting obligations and limitations on short-swing profit transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that any officer or director who purchases and sells the Company’s securities within a six-month period must disgorge all profits to the Company whether or not he or she had knowledge of any Material Nonpublic Information. Under these provisions, and so long as certain other criteria are met, neither the receipt of ordinary shares or share options under the Company’s share plans, nor the exercise of options nor the receipt of ordinary shares under the Company’s employee share purchase plan, is deemed a purchase that can be matched against a sale for Section 16(b) short-swing profit disgorgement purposes; however, the sale of any such shares so obtained is a sale for these purposes. Moreover, no such officer or director may ever make a short sale of the Company’s ordinary shares which is unlawful under Section 16(c) of the Exchange Act. The Company will provide separate memoranda and other appropriate materials to the affected officers and directors regarding compliance with Section 16 and its related rules.

The rules on recovery of short-swing profits are absolute and do not depend on whether a person has Material Nonpublic Information.

6.
Certain Exceptions

6.1. Share Options Exercises. For purposes of this Policy, the Company considers that the exercise of share options under the Company’s share option plans (but not the sale of the underlying ordinary shares) to be exempt from this Policy. The restrictions in the Policy do apply to any sale of ordinary shares as part of a broker-assisted “cashless” exercise of an option, or any market sale for the purpose of generating the cash needed to pay the exercise price of an option.

6.2. Employee Share Purchase Plan. This Policy does not apply to purchases of ordinary shares in the Company’s employee share purchase plan, if any, resulting from periodic contributions of money to the plan pursuant to the elections made at the time of enrollment in the plan. This Policy also does not apply to purchases of ordinary shares resulting from lump sum contributions to the plan, provided that the participant elected to participate by lump-sum payment at the beginning of the applicable enrollment period. This Policy does apply to a participant’s election to participate in or increase his or her participation in the plan, and to a participant’s sales of ordinary shares purchased pursuant to the plan.

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7.
Potential Sanctions

Individuals who trade on Material Nonpublic Information or tip information to others can be subject to an array of civil and criminal penalties and regulatory sanctions. Violations are taken seriously by the Securities and Exchange Commission (the federal agency responsible for enforcing the law in this area) as well as the Department of Justice, the U.S. Attorney’s Office and state Attorneys General. Potential repercussions include:

•
Criminal fines for individuals, regardless of whether a sizable profit or any profit at all was made, and potential incarceration;
•
Disgorgement of profits gained or losses avoided and interest thereon (in unlawful tipping situations, tippees may be subject to disgorgement, and disgorgement of both the tipper’s and tippee’s profits may be obtained from the tipper);
•
Civil penalties of up to three times the profit gained or loss avoided (additional civil penalties are available against registered securities professionals if such professionals willfully aid and abet securities law violations);
•
Injunctions against future violations or cease and desist proceedings;
•
Temporary or permanent bars from serving as a director or officer of a publicly traded company;
•
Bars or suspensions from practicing before the Securities and Exchange Commission for certain professionals; and
•
Civil liability in private lawsuits.

In addition to the potentially severe criminal and civil penalties for the violation of insider trading laws, violation of this policy may result in the imposition of sanctions by Cambium Networks or any of its subsidiaries. Sanctions could include immediate dismissal or termination for cause from Cambium Networks or any of its subsidiaries, as applicable. A transaction that may be necessary or seem justifiable for independent reasons (including a need to raise money for a personal financial emergency) is neither an exception to this policy nor a safeguard against prosecution for violation of insider trading laws.

8.
Definitions

8.1 Material Nonpublic Information:

“Material Nonpublic Information” is defined as information that a reasonable investor would consider important in making an investment decision regarding the purchase or sale of the securities in question and that has not been previously disclosed to the general public or is otherwise not readily available to the general public. Either positive or negative information may be material. While it is not possible to define all categories of material information, examples of information that, as a general rule, should be considered material are as follows:

•
Financial results

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•
News of a pending or proposed merger
•
News of a pending or proposed significant acquisition or disposition
•
Impending bankruptcy or financial liquidity problems
•
Gain of a significant client
•
Early termination of a significant client contract
•
Changes in dividend policy
•
New equity or debt offerings
•
Significant acquisitions or divestitures
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Significant exposure due to actual or threatened litigation
•
Changes in senior management

8.2 Related Persons:

For the purpose of this policy, a “Related Person” includes a spouse, minor children, and anyone else living in an employee’s household; partnerships in which employees are a general partner; trusts of which employees are a trustee; and estates of which employees are an executor. Although a person’s parent or sibling may not be considered a related person (unless living in the same household), a parent or sibling may be a “tippee” for securities laws purposes.

8.3 Tippee:

A “Tippee” is defined as a person to whom an employee has disclosed Material Nonpublic Information regarding a company or to whom the employee has made recommendations or expressed an opinion on trading in a company’s securities based on such information.

8.4 Insiders:

Any person who possesses Material Nonpublic Information is considered an insider as to that information. Insiders include Company directors, officers, employees, independent contractors, and those persons in a special relationship with the Company, e.g., its auditors, consultants or attorneys. The definition of insider is transaction specific; that is, an individual is an insider with respect to each material, nonpublic item of which he or she is aware. “Designated Insiders” include all executive officers, members of the executive staff, members of the board of directors, employees in the legal or finance departments, and those employees listed on Exhibit B hereto.

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Insider Trading Policy

Exhibit A

Pre-Clearance Request Form

Personal Trading Pre-Clearance Form

The purpose of this pre-clearance form is to document that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade and is only good for the five days following the approval.

1. This form involves trades (buy or sell) of ordinary shares of Cambium Networks Corporation, ticker symbol CMBM, only. If preclearance is requested for any other securities please contact the Cambium Networks Corporation General Counsel. This form is to be returned to Sally J. Rau as General Counsel/Chief Compliance Officer.

2. Please indicate whether you plan to:

Buy □ Sell □

3. Number of Shares to be bought/sold _________________________________

4. Form 144 Required?

Yes □ No □

Filed?

Yes □ No □

Please attach a copy.

5. Form 4 required?

Yes □ No □

If required, please notify the General Counsel/Chief Compliance Officer in advance of the trade, and please provide all trade details within 24 hours of the trade.

6. Employee has no material nonpublic inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Cambium Networks policy or securities laws.

Yes □ No □

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Signature:___________________________________________
Print Name: _________________________________________
Date:_______________________________________________

Approved:

Signature:___________________________________________
Print Name: _________________________________________
Date:_______________________________________________

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Exhibit B

Designated Insiders

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